Exhibit 10.41

ORUKA THERAPEUTICS, INC.

RESTRICTED STOCK NOTICE

Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to Purchaser (as defined below) the number of Shares (as defined below) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) set forth below, upon the terms and subject to the conditions set forth in the Restricted Stock Purchase Agreement attached hereto as Exhibit A (the “Restricted Stock Purchase Agreement”), which is incorporated by reference in this Notice (as defined in the Restricted Stock Purchase Agreement). The issuance and sale of the Shares shall be effective as of the Date of Grant, set forth below.

Purchaser:	[ ] (“Purchaser”)

Date of Grant:	February [ ], 2024

Vesting Commencement Date:	[ ] (the “Vesting Commencement Date”)

Number of Shares:	[ ] (the “Shares”)

Vesting Schedule:	The Shares shall vest according to the following schedule (the “Vesting Schedule”): [ ]

Acceleration:	[ ]

Forfeiture:	The Shares shall be subject to forfeiture in accordance with Section 7.2 of the Restricted Stock Purchase Agreement.

By Purchaser’s signature below Purchaser agrees to be bound by the terms and conditions of the Restricted Stock Purchase Agreement and this Notice. Purchaser has reviewed the Restricted Stock Purchase Agreement and this Notice in their entirety and has had an opportunity to obtain the advice of counsel prior to executing this Notice and the Restricted Stock Purchase Agreement. To the extent the Shares are issued in uncertificated form, Purchaser also acknowledges and agrees that the Restricted Stock Purchase Agreement constitutes the notice required by Section 151(f) of the DGCL (as defined in the Restricted Stock Purchase Agreement).

(Signature Page Follows)

ORUKA THERAPEUTICS, Inc.:		PURCHASER: [●]
By:
Print Name:	K. Evan Thompson	Address:
Title:	President
Address:	221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453	Email:

SIGNATURE PAGE TO ORUKA THERAPEUTICS, INC.
RESTRICTED STOCK NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT

EXHIBIT A

TO RESTRICTED STOCK NOTICE
RESTRICTED STOCK PURCHASE AGREEMENT

Pursuant to the Restricted Stock Notice (the “Notice”) to which this Restricted Stock Purchase Agreement (this “Agreement”) is attached, Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), has granted to Purchaser (as defined in the Notice) the Shares (as defined in the Notice), upon the terms and subject to the conditions of this Agreement and the Notice.

1. Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Notice.

2. Grant of Restricted Stock. In consideration of Purchaser’s agreement to provide Services, and for other good and valuable consideration, effective as of the Date of Grant set forth in the Notice, the Company grants to Purchaser the Shares upon the terms and conditions set forth in the Notice and this Agreement.

3. Issuance and Sale of Stock. The issuance of the Shares shall be effective upon the Date of Grant.

4. Payment for Shares. The Purchaser shall pay the Company a purchase price of $0.0001 per Share, in cash, as consideration for the Company’s agreement to issue and sell the Shares to Purchaser. [Purchaser and the Company further acknowledge and agree that the forfeiture provisions set forth below and the assignment of certain assets pursuant to the Assignment of IP and Other Assets Agreement, in the form attached to this Agreement as Exhibit A-1, constitute a material inducement for the Company to enter into this Agreement and issue and sell the Shares to Purchaser and thereby constitute additional consideration for the Company’s agreement to issue and sell the Shares to Purchaser.]

5. Delivery of Certificates; Book Entry Form. The Company shall issue to Purchaser one or more certificates (which may be issued by electronic or other means) in the name of Purchaser for that number of Shares granted to Purchaser. Purchaser agrees that the Shares shall be subject to the forfeiture provisions in Section 7 and the other restrictions set forth in this Agreement (collectively, the “Restrictions”). To the extent the Shares will be issued in uncertificated form, the Shares shall be recorded in the name of Purchaser in the books and records of the Company’s transfer agent with appropriate notations regarding the Restrictions.

6. Stockholder Rights. Subject to Sections 8 and 11, following issuance of the Shares to Purchaser and until the occurrence of a Forfeiture (as defined below), Purchaser (or any successor in interest) shall have all the rights of a holder of Common Stock (including voting and dividend rights, as applicable) with respect to the Shares.

7. Forfeiture.

7.1 Vesting Schedule. The Shares shall vest according to the Vesting Schedule set forth in the Notice. Any Shares that, as of any given time, have not vested pursuant to the Vesting Schedule are referred to herein as “Unvested Shares”.

7.2 Forfeiture. [Except as otherwise set forth in Purchaser’s offer letter agreement with the Company,] Purchaser agrees that in the event of the voluntary or involuntary termination of Purchaser’s continuous performance of services to the Company or any of its subsidiaries, affiliates, successors or assigns (whether as an employee, consultant, advisor, director and/or officer) (any of the foregoing, “Services”) for any reason or no reason (including death or disability), with or without cause, such that Purchaser ceases to be providing Services to the Company (“Termination of Service”), any then-Unvested Shares shall automatically be forfeited by Purchaser on the date that is 61 days following such Termination of Service without any consideration therefor and without any further action by the Company, and such Unvested Shares shall thereafter be cancelled by the Company and shall no longer be outstanding (“Forfeiture”); provided, however, that the Company shall, in its sole discretion, have the ability to make such Forfeiture effective as of an earlier date following such Termination of Service, so long as such early Forfeiture does not conflict with another provision in this Agreement.

8. Limitations on Transfer. In addition to any other limitation on transfer pursuant to applicable securities laws, Purchaser shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, by operation of law or otherwise (any of the foregoing, a “Transfer”) any Unvested Shares. After any Unvested Shares have vested subject to the Vesting Schedule, Purchaser shall not Transfer any interest in such Shares except in compliance with the provisions herein, in the Company’s Bylaws and applicable securities laws. Furthermore, the Shares shall be subject to a right of first refusal in favor of the Company or its assignees as set forth in Section 14. Notwithstanding the foregoing, Purchaser may, subject to compliance with the transfer restrictions set forth in the Company’s Bylaws, transfer Unvested Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of Purchaser and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) subject to Section 12.3 below, as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). The Company shall not be required (a) to transfer on its books any of the Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the provisions of the Company’s Bylaws or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom any such Shares shall have been so sold or transferred.

9. Investment Representations. Purchaser represents, warrants and covenants to the Company as follows:

9.1 Purchase for Own Account. Purchaser is purchasing the Shares for Purchaser’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

9.2 Disclosure of Information. Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to permit Purchaser to evaluate the merits and risks of Purchaser’s investment in the Company and to reach an informed and knowledgeable decision to acquire the Shares.

9.3 No Public Market. Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

9.4 Restricted Securities. Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

9.5 Economic Risk. Purchaser can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

9.6 Accredited Investor. To the extent Purchaser is not a director or executive officer of the Company, by Purchaser’s execution of this Agreement, such Purchaser hereby represents that (1) Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act and (2) Purchaser has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his or her own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of himself or herself or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

9.7 Tax Consequences. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of the grant and issuance of the Shares to Purchaser and Purchaser’s holding or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the grant, issuance, holding and disposition of the Shares (or has knowingly chosen not to consult a tax advisor) and that Purchaser is not relying on the Company or its employees, officers, directors, attorneys or accountants for any tax advice.

9.8 Certain Encumbrances. Purchaser acknowledges that the Shares will be subject to certain encumbrances, including, but not limited to, limitations on transfer and vesting pursuant to the Vesting Schedule.

9.9 Purchaser Address. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on the signature page hereto; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the signature page hereto.

9.10 Withholding. Purchaser acknowledges and agrees that the Company has the right to deduct from amounts otherwise due to Purchaser (including, for the avoidance of doubt, the Shares) any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Shares to Purchaser and/or the vesting of the Unvested Shares.

9.11 Bad Actor Disqualifying Event. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity that is a beneficial owner of Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

10. Stock Certificate Legends. The stock certificate (whether in electronic or other form) evidencing the Shares issued hereunder shall be endorsed with the following legends:

10.1 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.2 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AND TRANSFER RESTRICTIONS AS PROVIDED IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE PURCHASER AND THE COMPANY. SUCH RIGHT OF FIRST REFUSAL AND TRANSFER RESTRICTIONS ARE BINDING UPON TRANSFEREES OF THESE SECURITIES. A COPY OF THE RESTRICTED STOCK PURCHASE AGREEMENT OF THE COMPANY MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.

10.3 Other Legends. Any other notations required by any applicable federal or state securities laws.

The Company may be authorized from time to time pursuant to its certificate of incorporation to issue more than one class or series of stock. In such case and at any time or from time to time thereafter the Company will furnish without charge to Purchaser upon request the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

To the extent the Shares are issued in uncertificated form, (i) this Section 10 provides Purchaser with notice that the Shares are subject to the aforementioned restrictions in satisfaction of the notice requirement set forth in Section 151(f) of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the recording of the Shares in the books and records of the Company shall be accompanied by the legends included in this Section 10.

11. Lock-Up Period. Purchaser shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities of the Company) or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities of the Company) held by Purchaser (other than those included in the applicable Registration Statement (as defined below)) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (each a “Registration Statement”) (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto) (the “Lock-Up Period”); provided, however, that nothing contained in this Section 11 shall prevent a Forfeiture during the Lock-Up Period.

Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Purchaser shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Lock-Up Period.

12. Adjustment for Stock Split, Stock Dividend, etc.

12.1 Stock Split; Stock Dividends. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares that may be made by the Company after the date of this Agreement.

12.2 Subject to Vesting Schedule. In the event of the declaration of a stock dividend, stock split or stock combination, a recapitalization or a similar transaction affecting the Common Stock without receipt of consideration, any new, substituted or additional securities that by reason of such transaction are distributed with respect to any Unvested Shares or into which such Unvested Shares thereby become convertible shall immediately be subject to the Vesting Schedule, Right of First Refusal (as defined below) and forfeiture provisions (and shall be released at the same rate as such Unvested Shares are, or would have been, released under this Agreement as set forth in Section 7). Appropriate adjustments to reflect the distribution of such securities shall be made to the number and/or class of the Unvested Shares.

12.3 Merger or Consolidation. Upon the occurrence of any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction, the rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such transaction in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with such a transaction, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

13. Section 83(b) Election. Purchaser hereby acknowledges that he has been informed that, with respect to the purchase of Unvested Shares, that unless an election is filed by Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days after the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and the fair market value of the Shares on the date of purchase (the “Election”), there will be a recognition of taxable income to Purchaser, measured by the excess, if any, of the fair market value of the Shares, at the time the Unvested Shares vest over the purchase price for the Shares. Purchaser represents that Purchaser has consulted any tax consultant(s) or advisor(s) Purchaser deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser’s own income tax liability that may arise as a result of the grant of the Shares contemplated by Section 2 this Agreement.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER’S BEHALF.

14. Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall first, to the extent the Company’s approval is required by any applicable provisions of the Company’s Bylaws, have the right to approve such sale or transfer, in full or in part, and shall then have the right to purchase all or any part of the Shares proposed to be sold or transferred, in each case, in its sole and absolute discretion (the “Right of First Refusal”). If the Holder would like to sell or transfer any Shares, the Holder must provide the Company or its assignee(s) with a Transfer Notice (as defined below) requesting approval to sell or transfer the Shares and offering the Company or its assignee(s) a Right of First Refusal on the same terms and conditions set forth in this Section 14. The Company may either (1) exercise its Right of First Refusal in full or in part and purchase such Shares pursuant to this Section 14, (2) decline to exercise its Right of First Refusal in full or in part and permit the transfer of such Shares to the Proposed Transferee (as defined below) in full or in part or (3) decline to exercise its Right of First Refusal in full or in part and, to the extent the Company’s approval is required by any applicable provisions in the Company’s Bylaws, decline the request to sell or transfer the Shares in full or in part.

14.1 Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Transfer Notice”) stating: (A) the Holder’s intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be sold or transferred to each Proposed Transferee; (D) the terms and conditions of each proposed sale or transfer, including (without limitation) the purchase price for such Shares (the “Transfer Purchase Price”); and (E) the Holder’s offer to the Company or its assignee(s) to purchase the Shares at the Transfer Purchase Price and upon the same terms (or terms that are no less favorable to the Company).

14.2 Exercise of Right of First Refusal. At any time within 30 days after receipt of the Transfer Notice, the Company and/or its assignee(s) shall deliver a written notice to the Holder indicating whether the Company and/or its assignee(s) elect to permit or reject the proposed sale or transfer, in full or in part, and/or elect to accept or decline the offer to purchase any or all of the Shares proposed to be sold or transferred to any one or more of the Proposed Transferees, at the Transfer Purchase Price, provided that if the Transfer Purchase Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Shares as determined in good faith by the Company. If the Transfer Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Company in good faith.

14.3 Payment. Payment of the Transfer Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 60 days after receipt of the Transfer Notice or in the manner and at the times set forth in the Transfer Notice.

14.4 Holder’s Right to Transfer. If any of the Shares proposed in the Transfer Notice to be sold or transferred to a given Proposed Transferee are both (A) not purchased by the Company and/or its assignee(s) as provided in this Section 14 and (B) approved by the Company to be sold or transferred, then the Holder may sell or otherwise transfer any such Shares to the applicable Proposed Transferee at the Transfer Purchase Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Transfer Notice; provided that any such sale or other transfer is also effected in accordance with the Company’s Bylaws and any applicable laws and the Proposed Transferee agrees in writing that the Company’s Bylaws and the provisions of this Agreement, including Section 8, shall continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with applicable laws. If the Shares described in the Transfer Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Transfer Notice shall be given to the Company, and the Company and/or its assignees shall again have the right to approve such transfer and be offered the Right of First Refusal.

14.5 Exception for Certain Family Transfers. Anything to the contrary contained in this Section 14 notwithstanding, the transfer of any or all of the Shares during Holder’s lifetime or on Holder’s death by will or intestacy to Holder’s Approved Relatives a trust for the benefit of Holder or Holder’s Approved Relatives shall be exempt from the provisions of this Section 14. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the Company’s Bylaws and the provisions of this Agreement, including Section 8, and there shall be no further transfer of such Shares except in accordance with the terms of Section 8 and the Company’s Bylaws.

14.6 Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

15. General Provisions.

15.1 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Delaware.

15.2 Entire Agreement. This Agreement and the Notice set forth the entire agreement between the parties with respect to the purchase of the Shares by Purchaser and supersede all prior agreements and understandings relating to the subject matter of this Agreement and the Notice.

15.3 Notice. Any notice, demand or request required or permitted to be given by either the Company or Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the parties at the addresses of the parties set forth in the Notice or such other address as a party may request by notifying the other in writing or when delivered by facsimile telecommunication or electronic mail to the electronic mail address set forth in the Notice or such other electronic mail address as a party may request by notifying the other in writing. Subject to the limitations set forth in Section 232 of the DGCL, Purchaser acknowledges that the Company may deliver any notice to Purchaser under the DGCL or the Company’s certificate of incorporation or bylaws by electronic transmission (as defined in the DGCL) pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address for Purchaser set forth in the Notice, as updated from time to time by notice to the Company, or as on the books of the Company, unless Purchaser notifies the Company in writing or by electronic transmission of an objection to receiving notice by electronic mail. Purchaser agrees to promptly notify the Company of any change in its electronic mail address, and the failure to do so shall not affect the foregoing.

15.4 Successors and Assigns. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

15.5 Amendment; Enforcement of Rights. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

15.6 Cooperation. Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

15.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15.8 Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

15.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law by a tribunal of competent jurisdiction, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

15.10 Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled. The Company and Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

15.11 NO EMPLOYMENT GUARANTEE. PURCHASER ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS A [   ] OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OF SERVICE OR SERVICE (WHETHER OR NOT AS AN EMPLOYEE) FOR THE VESTING PERIOD OR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE IN ACCORDANCE WITH LAW.

15.12 Cancellation of Shares. From and after the occurrence of a Forfeiture, no person shall have any rights as a holder of the forfeited Shares, and such Shares shall be deemed forfeited in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such Shares. Purchaser hereby surrenders and agrees to surrender any and all interest in or claims to any forfeited Shares following any Forfeiture.

15.13 Purchaser’s Acknowledgments. Purchaser acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Purchaser’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Gibson, Dunn & Crutcher LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for Purchaser.

15.14 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

EXHIBIT A-1

TO RESTRICTED STOCK PURCHASE AGREEMENT
FORM OF ASSIGNMENT OF IP AND OTHER ASSETS

This Assignment of IP and Other Assets (this “Agreement”) is made and entered into effective as of [●], 2024 (this “Effective Date”) by and between Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), and [   ] (the “Assignor”).

WHEREAS, prior to the Effective Date, the Assignor has developed certain technology and intellectual property on behalf of the Company and has developed or acquired other tangible personal property, as further described below, which relate to the Company’s actual and proposed business associated with [developing biotherapeutics for the [   ]] (the “Business”);

WHEREAS, the Assignor desires such technology and intellectual property and other tangible personal property to be assigned to and owned by the Company, in connection with the sale of the shares of the Company’s capital stock issued by the Company to the Assignor on or about the date hereof;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Certain Definitions. As used herein, the following capitalized terms will have the meanings set forth below:

(a) “Technology” means all inventions, technology, ideas, concepts, processes, business plans, documentation, financial projections, models and any other items, authored, conceived, invented, developed or designed by the Assignor relating to the technology or Business of the Company that is not otherwise owned by the Company.

(b) “Derivative” means: (i) any derivative work of the Technology (as defined in Section 101 of the U.S. Copyright Act); (ii) all improvements, modifications, alterations, adaptations, enhancements and new versions of the Technology (the “Technology Derivatives”); and (iii) all technology, inventions, products or other items that, directly or indirectly, incorporate, or are derived from, any part of the Technology or any Technology Derivative.

(c) “Intellectual Property Rights” means, collectively, all worldwide patents, patent applications, patent rights, copyrights, copyright registrations, moral rights, trade names, trademarks, service marks, domain names and registrations and/or applications for all of the foregoing, trade secrets, know-how, mask work rights, rights in trade dress and packaging, goodwill and all other intellectual property rights and proprietary rights relating in any way to the Technology, any Derivative or any Embodiment, whether arising under the laws of the United States of America or the laws of any other state, country or jurisdiction.

(d) “Embodiment” means all documentation, drafts, papers, designs, schematics, diagrams, models, prototypes, source and object code (in any form or format and for all hardware platforms), computer-stored data, diskettes, manuscripts and other items describing all or any part of the Technology, any Derivative, any Intellectual Property Rights or any information related thereto or in which all of any part of the Technology, any Derivative, any Intellectual Property Right or such information is set forth, embodied, recorded or stored.

(e) “Business Assets” means all business and marketing plans, worldwide marketing rights, software, customer and supplier lists, price lists, mailing lists, customer and supplier records and other confidential or proprietary information relating to the Technology, as well as all computers, office equipment and other tangible personal property owned (i.e., not leased) by Assignor immediately prior to the execution and delivery of this Agreement and used in or related to the Business.

(f) “Assigned Assets” refers to the Technology, all Derivatives, all Intellectual Property Rights, all Embodiments and Business Assets, collectively.

2. Assignment.

(a) The Assignor hereby sells, transfers, assigns and conveys, to the Company, and its successors and assigns, the Assignor’s entire right, title and interest in and to the Assigned Assets and all rights of action, power and benefit belonging to or accruing from the Assigned Assets including the right to undertake proceedings to recover past and future damages and claim all other relief in respect of any acts of infringement thereof whether such acts shall have been committed before or after the date of this assignment, the same to be held and enjoyed by the Company, for its own use and benefit and the use and benefit of its successors, legal representatives and assigns, as fully and entirely as the same would have been held and enjoyed by the Assignor, had this assignment not been made.

(b) The Assignor hereby appoints the Company the attorney-in-fact of the Assignor, with full power of substitution on behalf of the Assignor to demand and receive any of the Assigned Assets and to give receipts and releases for the same, to institute and prosecute in the name of the Assignor, but for the benefit of the Company, any legal or equitable proceedings the Company deems proper in order to enforce any rights in the Assigned Assets and to defend or compromise any legal or equitable proceedings relating to the Assigned Assets as the Company shall deem advisable. The Assignor hereby declares that the appointment made and powers granted hereby are coupled with an interest and shall be irrevocable by the Assignor.

(c) The Assignor hereby agrees that the Assignor and the Assignor’s successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered such further acts, documents, or instruments confirming the conveyance of any of the Assigned Assets to the Company as the Company shall reasonably deem necessary, provided that the Company shall provide all necessary documentation to the Assignor.

3. Assignor Representations and Warranties. The Assignor represents and warrants to the Company that to the best of Assignor’s knowledge the Assignor is the owner, inventor and/or author of, and can grant exclusive right, title and interest in and to, each of the Assigned Assets transferred by the Assignor hereunder and that none of the Assigned Assets are subject to any dispute, claim, prior license or other agreement, assignment, lien or rights of any third party, or any other rights that might interfere with the Company’s use, or exercise of ownership of, any of the Assigned Assets. The Assignor further represents and warrants to the Company that to the best of Assignor’s knowledge the Assigned Assets are free of any claim of any prior employer or third party client of the Assignor or any school, university or other institution the Assignor attended, and that the Assignor is not aware of any claims by any third party to any rights of any kind in or to any of the Assigned Assets. The Assignor agrees to immediately notify the Company upon becoming aware of any such claims.

4. Reimbursement of Expenses. The Company shall as promptly as practicable, reimburse the Assignor for the Assignor’s actual out-of-pocket costs reasonably incurred with respect to Assignor’s acquisition and maintenance of the Assigned Assets.

5. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Assignment of IP and Other Assets Agreement effective as of the date and year first above written.

ASSIGNOR:

[ ]

(Signature)

Address:

Email:

the company:

ORUKA THERAPEUTICS, INc.

By:
(Signature)

Name: K. Evan Thompson
Title: President

Address:
221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453

SIGNATURE PAGE TO ORUKA THERAPEUTICS, INC.

ASSIGNMENT OF IP AND OTHER ASSETS AGREEMENT